EXHIBIT 10.28

CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ALLIANCE AGREEMENT

This alliance agreement (this “Agreement”) dated as of this 14th day of November 2007 (the “Effective Date”), between Rohm and Haas Chemicals LLC, a limited liability company organized under the laws of Delaware, with offices at 100 Independence Mall West, Philadelphia, Pennsylvania 19106 (“RandH”) and Basin Water Inc., a corporation organized under the laws of Delaware, with offices at 8731 Prestige Court, Rancho Cucamonga, CA 91730 (“BW”) (each a “Party” and collectively, the “Parties”).

WHEREAS, RandH possesses technology, know-how and technical expertise relating to the manufacture and use of ion exchange resins in the treatment of groundwater and other liquids;

WHEREAS, RandH manufactures and sells a variety of ion exchange resins for the treatment of groundwater;

WHEREAS, BW possesses expertise in the treatment of groundwater and in providing services to customers in the groundwater treatment market;

WHEREAS, RandH and BW wish to collaborate by combining technologies, products, commercial resources and competencies to offer a full array of innovative technical solutions and products to customers with impaired groundwater using a service model approach within the Alliance Scope and as detailed in this Agreement (the “Alliance”).

NOW THEREFORE, RandH and BW hereby agree as follows:

I. DEFINITIONS

“Alliance Executive Committee” or “AEC” has the meaning set forth in Section III.A.1.

“Alliance Scope” has the meaning set forth in Section II.B.1.

“Alliance Territory” means the United States and Canada.

“Background IP” has the meaning set forth in Section VII.A.1.

“Excluded Markets” has the meaning set forth in Section II.B.2.

“Net Gross Profit” means Net Revenue (including equipment sales and water treatment services) less: (i) equipment costs; (ii) shipping costs: (iii) installation costs; start-up/commissioning costs and; (iv) operating/maintenance costs; provided, however, that the following shall not be deducted in determining Net Gross Profit: (i) development work costs; (ii) sales and marketing support costs; (iii) technical support costs; (iv) administrative support costs and; royalty costs. The BW Project Tracking System will be used to report the Net Gross Profit by project number.

“Household and Light Commercial (“H&LC”) Water Market” means the market for water treatment that is softened or conditioned with IX for use in [***] and [***].

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“Industrial Water Treatment (“IWT”) Market” means the market for water treatment used in [***] and for the [***], but does not include the market for treatment of [***] and does not include the treatment of [***].

“IP” has the meaning set forth in Section VII.A.

“IX” means synthetic or natural resin materials that exchange or sequester ions from aqueous solutions and thereby reduce the concentrations of ions.

“Joint Development Projects” means a Project Proposal approved by the AEC in accordance with Section IV.

“Joint IP” has the meaning set forth in Section VII.D.1.

“Management Committee” has the meaning set forth in Section III.B.1.

“Milestones” has the meaning set forth in Section VIII.A.2.

“Net Revenue” means invoiced sales less rebates, discounts and other price adjustments.

“New IX Technology” has the meaning set forth in Section VI.C.

“Point of Use (“POU”) Water Market” means the market for water treated by [***] to remove naturally occurring species that are unwanted.

“Potable Water Market” means the market for the treatment of water intended for [***].

“Power Water Market” means the market for water treatment (including steam condensate) used in connection with [***], including but not limited to [***]. Power Water Market does not include the market for recycled water used in [***], the treatment of wastewater or contaminated groundwater [***], or the treatment of [***].

“Pre-Alliance Contracts” has the meaning set forth in Section VI.A.

“Price” has the meaning set forth in V.A.3.

“Project Proposal” has the meaning set forth in Section IV.A.1.

“Produced Water Market” means the market for the treatment of contaminated water [***].

“RandH Technical Resources” has the meaning set forth in Section V.B.2.

“RandH Technical Services” means any RandH technical assistance performed by RandH at BW’s request that requires RandH personnel to perform laboratory work or to travel to BW or a BW customer location.

“Share Contracts” has the meaning set forth in Section VI.A.

“Term” has the meaning set forth in Section VIII.A.

“Ultra Pure Water (“UPW”) Market” means the market for water treatment that removes contaminants from water to the [***] for use in connection with the [***] for [***].

II. PURPOSE, SCOPE AND TERRITORY

A.	Purpose

The purpose of the Alliance is to bring together the technologies and the technical and service capabilities of the Parties to serve the market for treatment of impaired groundwater by applying differentiated treatment solutions through a service-based offering and to conduct research and development in the field of contaminant removal from groundwater and residuals management for water treatment processes.

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B.	Alliance Scope

1.	The scope of the Alliance (“Alliance Scope”) is as follows:

(a)	to provide products and services for the removal of contaminants from groundwater for the [***], except the [***] as defined below;

(b)	to develop products and services for the removal of contaminants from groundwater for the [***]; and

(c)	to develop additional applications for the treatment of impaired groundwater.

During the Term, RandH and BW shall not independently engage in commercial activities within the Alliance Scope in the Alliance Territory.

2.	Expressly excluded from the Alliance Scope are the following water treatment markets (collectively, the “Excluded Markets”):

(a)	[***],
(b)	[***],
(c)	[***],
(d)	[***], and
(e)	[***].

For clarity, nothing in this Agreement shall be construed to restrain either Party from independently participating in any Excluded Market.

C.	Alliance Territory

1.	The geographic scope of this Agreement, and the activities of the Alliance, are limited to the United States and Canada (the “Alliance Territory”).

2.	In the event that a Party desires to enter into a business transaction substantially similar to the Alliance both in nature and scale outside of the Alliance Territory (the “Offering Party”), the Offering Party will first provide a written initial offer containing commercially reasonable terms and conditions under which the Offering Party proposes that the other Party (the “Receiving Party”) will participate in the territorial expansion. If both Parties desire to move forward with the proposed territorial expansion, the Parties will use best efforts to agree on commercially reasonable terms under which the territorial expansion will proceed, taking into consideration each Party’s respective financial capabilities, timing constraints and other factors which may impact a Party’s ability to participate in the expansion. Within [***] from the date of the written initial offer referenced above, if the Parties are not able to agree on terms and conditions or if the Receiving Party declines to participate or fails to respond within the allotted time, the Offering Party is then free to engage in such activities substantially similar to the Alliance outside of the Alliance Territory. The Parties agree and acknowledge that any expansion of the Alliance Territory may require agreement with a third party located in the new territory.

3.	Subject to Section C.2 above, nothing in this Agreement shall be construed to restrain either Party from independently engaging in any activity outside of the Alliance Territory.

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III. ALLIANCE OPERATION AND MANAGEMENT

A.	Alliance Executive Committee

1.	Within thirty (30) days of the Effective Date, RandH and BW will establish an Alliance Executive Committee (“AEC”) comprised of three (3) of executive representative(s) each from RandH and BW to provide oversight, direction and guidance to the MC. The AEC exclusively will review Project Proposals contemplated in Section IV below and determine if any such Project Proposal should become a Joint Development Project. The AEC must unanimously approve:

(a)	all Joint Development Projects, including establishment of a funding plan and budget;

(b)	the terms and conditions of each Joint Development Project;

(c)	a commercial plan for the Joint Development Project; and

(d)	a management process for Joint Development Projects, including timelines and milestones.

2.	The AEC will meet on an as need basis but in no case less than once per quarter. Such meetings may be conducted in person, by video conference or by conference call.

3.	The AEC shall discuss at least once annually any potential expansion of the Alliance Scope and/or Alliance Territory.

B.	The Management Committee

1.	Within thirty (30) days of the Effective Date, RandH and BW will establish a Management Committee (“MC”) comprised of representatives of each Party that will handle day-to-day operations of the Alliance and implement the decisions of the AEC. The MC will meet a minimum of once per month and will provide a monthly report of activities and progress to the AEC. Such meetings may be conducted in person, by video conference or by conference call.

2.	The activities of the MC will include but are not limited to the following:

(a)	Monitor the Alliance performance via a sales and operational planning process (S&OP);

(b)	Provide monthly business forecasts to the AEC;

(c)	Evaluate and approve all service contract opportunities from a technology and financial perspective;

(d)	Manage technical service resources and projects and maintain an active selling projects portfolio and process;

(e)	Manage the resources, activities, and schedules for all Joint Development Projects; and

(f)	Define and propose new Joint Development Projects using a goals deliberation process and approved project evaluation practices.

IV. JOINT DEVELOPMENT PROJECTS

A.	Establishment of Joint Development Projects

1.	Each Party agrees to use all reasonable commercial efforts, whether individually or jointly with the other Party, to develop significant new project proposals within the Alliance Scope (each a “Project Proposal”) and to offer all such Project Proposals exclusively to the Alliance.

2.	A Project Proposal for consideration as a Joint Development Project must be submitted in writing to the AEC. Within [***] from the receipt by the AEC of such written Project Proposal, the AEC will determine whether to approve or reject a Project Proposal as a Joint Development Project.

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3.	Prior to the commencement of any activity with respect to a given Joint Development Project, the AEC will evaluate and approve the technical and commercial terms of the Joint Development Project in accordance with Section III (A)(1) above and in substantially the form (at a minimum) set forth at Exhibit A. The Parties will actively collaborate to attain commercial success on all Joint Development Projects.

4.	If a Project Proposal is presented to and considered by the AEC, and a Party determines that such project should not become a Joint Development Project (“Declining Party”), the other Party may then pursue the project independent of the Alliance (“Advancing Party”), subject to the provisions of Section IV.A.5 below. A Project Proposal that is not pursued as a Joint Development Project pursuant to this paragraph shall be referred to herein as a “Declined Project.” An Advancing Party may not use the Declined Project for commercial purposes within the Alliance Scope, subject to Section IV.A.5 below.

5.	An Advancing Party must, upon the request of a Declining Party, offer in writing reasonable terms and conditions under which the Declined Project will be made available to the Parties for use within the Alliance Scope; provided, however, that such request must be within [***] from the date that the Declined Project was declined pursuant to section IV.A.4 above. The Parties acknowledge and accept that such reasonable terms and conditions will include compensation for the Advancing Party’s investment and risk. Within [***] from the Advancing Party’s offer, the Declining Party must either reject the Declined Project or agree with the Advancing Party on the terms under which the Declined Project will be made available to the Parties within the Alliance Scope. If the Declined Project is rejected a second time or the Declining Party does not make the request referenced above within the stated time frame or the Parties are not able to agree on the reasonable terms and conditions, the Advancing Party may then commercialize the Declined Project, including within the Alliance Scope.

B.	Current and Future Joint Development Projects

1.	As of the Effective Date, there are [***] Project Proposals under consideration as Joint Development Projects:

(a)	Development for [***];

(b)	Development for [***];

(c)	Development of the [***]; and

(d)	Development for the treatment of [***].

2.	Future additional Project Proposals may include, but are not limited to, the following:

(a)	Waste water associated with [***] and [***];

(b)	Waste waters from [***]; and

(c)	Water for [***].

C.	Profit Sharing

1.	Since the Parities intend for BW to have the direct relationship with customers, and BW will have control of the flow of funds, unless otherwise agreed by the Parties, BW will pay to RandH fifty percent (50%) of the Net Gross Profit generated from all Joint Development Projects.

2.	Within thirty (30) days from the end of each quarter during the Term, BW will pay to RandH all payments due and owing pursuant to this Section IV generated in the immediately preceding quarter.

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V. ION EXCHANGE RESIN SUPPLY AND TECHNICAL SERVICE

A.	Resin Supply

1.	During the Term, BW will purchase [***] of its requirements for IX within the Alliance Scope from RandH

2.	During the Term, RandH will sell IX for use in the [***] exclusively to BW; provided, however, that RandH will comply with all contractual obligations existing as of the Effective Date until such time as such obligations expire or are otherwise terminated and provided, further however, that RandH will terminate all such obligations at the earliest possible opportunity in accordance with the terms of the contract.

3.	Except as set forth in Sections V.A.4 and 5 below, RandH will sell IX to BW at the [***] (the “Price”). Adjustments to Price will be made on a quarterly basis; provided, however, if the Price in a given quarter is incorporated into a quote by BW to a BW customer, such Price will remain in effect for a period of [***] from the last day of the quarter in which RandH provided BW with the quote. All sales of IX shall be made pursuant to RandH’s standard invoice terms and conditions.

[***]

4.	The prices and conditions of sale of IX pursuant to this Section V.A shall not include any supply of the IX in connection with a Joint Development Project.

5.	For BW business associated with Excluded Markets, RandH agrees upon request by BW to sell IX at the [***].

6.	If RandH does not have an IX that meets a specific BW need or if RandH is unable to supply or have supplied in BW’s required timeline, BW may obtain IX from an alternate source. RandH will use its reasonable commercial efforts to assist BW in procuring such IX from an alternate source at a [***].

B.	Technical Service

1.	During the Term, RandH will supply technical assistance and RandH Technical Services to BW in support of the use and application of IX, including but not limited to the following:

(a)	[***];

(b)	Cost estimation for IX processes;

(c)	Laboratory studies for applications of IX;

(d)	Trouble shooting operating systems; and

(e)	Development of IX processes for applications being pursued by BW.

2.	RandH will dedicate specific resources to provide technical assistance and RandH Technical Services (“RandH Technical Resources”). RandH will provide a level of service commensurate with RandH Technical Resources. If the volume and/or nature of BW’s requests for technical services exceed the capabilities of the RandH Technical Resources, RandH may decline to provide specific service(s). If RandH declines to provide such service(s), the Parties will meet to determine what actions, if any, are necessary to modify or adjust the RandH Technical Resources. In no event will RandH Technical Services be unreasonably withheld.

3.	BW will use reasonable discretion with respect to the volume and nature of its requests for technical assistance and RandH Technical Services.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

VI. REVENUE SHARING

A.	For any contract between BW and a third party in the Alliance Territory executed after the Effective Date that utilizes RandH IX or is supported by RandH Technical Services and that is not part of a Joint Development Project or a project in an Excluded Market, (“Share Contracts”) and any BW contract with a third party in the Alliance Territory executed prior to the execution date of this Agreement (“Pre-Alliance Contracts”) BW will pay to RandH [***] based upon the following:

1.	For Pre-Alliance Contracts that use RandH Technical Services, including any renewals, size enlargements or location changes associated with such Pre-Alliance Contracts, BW will pay to RandH [***].

2.	For all Share Contracts, BW will pay to RandH [***] in accordance with the following table:

[***]	[***]

[***]	[***]
[***]	[***]
[***]	[***]

B.	Within thirty (30) days from the end of each quarter during the Term, BW will pay to RandH all payments due and owing pursuant to this Section VI generated in the immediately preceding quarter.

C.	In the event BW acquires a company that owns IX technology (“New IX Technology”), RandH shall not be entitled to [***] for contracts which include New IX Technology for a period of [***] following the closing date of the respective BW acquisition and then only sales which occur within the Alliance Scope and in the Alliance Territory.

VII. INTELLECTUAL PROPERTY

A.	All intellectual property, including inventions and know-how “IP” owned by a Party prior to the Effective Date “Background IP” shall remain the exclusive property of that Party. All improvements to Background IP shall remain the exclusive property of the owner of such Background IP.

B.	During the Term, any IP developed relating to an IX composition of matter or method of making an IX resin shall be owned by the Party whose employee(s) develops such IP. IP relating to an IX composition of matter or method of making an IX resin that is jointly made by employees of both Parties shall be jointly owned.

C.	All other IP, other than as provided in Article VII. A and B, developed during the Term and relating to a Joint Development Project, and regardless of whether developed by an employee of RandH, BW or jointly developed by employees of both Parties, shall be jointly owned by the Parties.

D.	During the Term, all jointly owned IP will be equally co-owned as divided property without limitations or restrictions “Joint IP” provided the Parties use the Joint IP exclusively within the Alliance Scope.

If a Party desires to use the Joint IP outside of the Alliance Scope, then that Party must (a) obtain prior written approval of the other Party (approval not to be unreasonably withheld), and (b) pay the other Party a royalty rate to be determined pursuant to Section VII.K below.

E.	During the Term, inventions falling primarily outside of the Alliance Scope and made by employees of a Party working independently outside of this Agreement shall be owned by the Party whose employee makes such invention.

F.	Upon termination of this Agreement, the Parties agree to license to each other on a royalty bearing basis, all IP relating to the Alliance Scope, including Background IP and improvements to Background IP necessary to practice any IP developed during the Term.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

G.	Upon termination of the Alliance, any license agreements negotiated pursuant to this Section VII shall remain in force until terminated pursuant to the terms of the individual license.

H.	Both Parties agree to execute all documents as are necessary to accomplish the assignment, filing, and maintenance of patent applications and patents relating to Joint IP. Each Party shall be responsible for the filing costs and maintenance costs for any patent applications it files.

I.	For Joint IP, the Parties shall determine at the time of the invention, the appropriate manner for drafting and filing the joint patent application. All costs and fees shall be shared equally. If one Party determines not to share costs or share fees to maintain a joint patent in a particular country, that Party shall forfeit all rights in that particular country and will assign its rights to the other Party for that country.

J.	During the Term and after termination, neither Party shall be allowed to assign or license Joint IP without the prior written consent of the other Party.

K.	In the event the Parties are required to negotiate a reasonable royalty and term for royalty payments for a license pursuant to this Section VII, then such negotiation shall last no more than [***] following the date a request to negotiate is made by a Party. If a reasonable royalty rate term for royalty payments is not agreed to at the end of the [***] period, then the royalty rate will be [***] of any product or service sold utilizing such IP and the term for such royalty payments shall be for the term of any licensed patent or, if such license is based on know-how, [***] following which period the royalty rate shall be [***] and the license shall be treated as a [***].

VIII. TERM AND TERMINATION

A.	Unless earlier terminated as provided herein, the initial term of this Agreement shall commence on the Effective Date and end on November 14, 2012 (the “Term”). The Parties agree to renew the Agreement for a successive five (5) year term upon expiration of the initial five (5) year Term if the following milestones have been met:

1.	the Alliance has met most of the material budget expectations as established by the AEC; and

2.	the Alliance has reached most of the material earnings and growth projections established by of the AEC (collectively 1 and 2 the “Milestones”).

Notwithstanding any other provisions set forth in this Section VIII, in no event shall either Party have the right to terminate the Alliance for convenience.

B.	Either Party at its sole discretion may immediately terminate this Agreement in the event of the other Party’s insolvency or the institution of insolvency, bankruptcy, receivership or similar proceedings by or against such Party.

C.

If either Party should default in the performance of any material obligation under this Agreement (an “Event of Default”), then the non-defaulting Party may give written notice to the defaulting Party which notice shall specify the Event of Default. After receipt of such notice, the defaulting Party shall have a period of sixty (60) days within which to cure the Event of Default. If such Event of Default is not cured within such period, then the non-defaulting Party may terminate this Agreement at any time upon written notice to the defaulting Party, provided such notice is given no later than the 90th day following the date of the original Event of Default notice. Any such termination shall be without prejudice to any other rights which the non-defaulting Party may have (in either law or equity) as a result of breach of this Agreement.

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IX. CHANGE OF CONTROL

A.	If at any time during the Term of this Agreement, BW determines to sell a controlling interest in BW or all or substantially all of BW’s assets associated primarily with BW’s IX Potable Water Market business, BW will either, at RandH’s sole and exclusive option, oblige the acquiring party as an express condition of closing to consent to the assignment of this Agreement for a term of two (2) years from the date of any such acquisition or agree to RandH’s election to terminate this Agreement.

B.	If at any time BW commences discussions or negotiations for sale of a controlling interest in BW or all or substantially all of BW’s assets, BW will provide immediate notice of such discussions and negotiations to RandH on the condition that RandH executes a confidentiality agreement in a form acceptable to the Parties to the discussions. BW agrees that any confidentiality agreement that BW executes pertaining to such discussions or negotiations will contain a provision that allows for the notification to RandH contemplated in this Section IX.B.

C.	If at any time during the Term of this Agreement, RandH determines to sell all or substantially all of RandH’s assets associated primarily with RandH’s IX Potable Water Market business, RandH will either, at BW’s sole and exclusive option, oblige the acquiring party as an express condition of closing to consent to the assignment of this Agreement for a term of two (2) years from the date of any such acquisition or agree to BW’s election to terminate this Agreement.

D.	If at any time RandH commences discussions or negotiations for sale of all or substantially all of RandH’s assets associated primarily with RandH’s IX Potable Water Market business, RandH will provide immediate notice of such discussions and negotiations to BW on the condition that BW executes a confidentiality agreement in a form acceptable to the parties to the discussions. RandH agrees that any confidentiality agreement that RandH executes pertaining to such discussions or negotiations will contain a provision that allows for the notification to BW contemplated in this Section IX.D.

X. CONFIDENTIALITY

A.	The Parties may disclose to each other Proprietary Information to further the objectives of this Agreement. “Proprietary Information” means any technical or business information in the possession of a Party including, but not limited to, trade secrets, formulations, financial information, and customer lists. The Receiving Party shall have a duty to protect that Proprietary Information which is (i) disclosed by the Disclosing Party in writing and is marked as confidential or proprietary or (ii) disclosed by the Disclosing Party in any other manner and is summarized and designated as confidential in a writing delivered to the Receiving Party’s representative within thirty (30) days of the disclosure.

B.	The Party receiving the Proprietary Information (the “Receiving Party”) shall maintain in confidence the Proprietary Information disclosed by the other Party (the “Disclosing Party”) for the Term of the Agreement and for a period of five (5) years thereafter unless otherwise agreed in writing by both Parties. The Receiving Party shall use reasonable care to prevent disclosure of the Proprietary Information of the other Party to any third party and shall restrict its use to the Alliance Scope and the performance of obligations under this Agreement, and shall limit such disclosure within its own organization to individuals whose duties justify the need to know such information and who have a clear understanding of the obligations of this Section X and who are legally obligated to comply with the terms of this Section X.

C.	The obligations of confidence and non-use assumed by each of the Parties shall not apply to:

1.	Information which is at the time of disclosure or which thereafter becomes part of the public domain, other than disclosure by or through the Receiving Party;

2.	Information which is already in the possession of the Receiving Party, as evidenced by its written records, not including any information provided by the Disclosing Party prior to the Effective Date of this Agreement; and

3.	Information which is lawfully disclosed to the Receiving Party by a third party not under an obligation of confidentiality to the Disclosing Party with respect to such information.

Proprietary Information shall not be deemed to be within the forgoing exceptions merely because it is: (1) specific and embraced by more general information in the public domain or recipient’s possession, or (2) a combination which can be pieced together to reconstruct the Proprietary Information from multiple sources, none of which shows the whole combination, its principle of operation, and method of use.

D.	Such disclosures will not be deemed to convey ownership of, or any license under any patents, trade secrets, or other know-how of either Party in existence prior to the commencement of this Agreement.

E.	Any violation of this Section X shall not be adequately compensable by monetary damages and the aggrieved Party shall be entitled to an injunction or other appropriate decree specifically enforcing its obligations pursuant to this Section X.

F.	Upon the termination of this Agreement, the Receiving Party shall return to the Disclosing Party all of the Disclosing Party’s Proprietary Information in its possession, including all originals, copies and records thereof; provided however the Receiving Party may retain one copy of the Proprietary Information for archival purposes.

G.	The obligations under this Section X shall survive any termination of this Agreement.

XI. TRADEMARKS

All trademarks owned by a Party prior to the Effective Date of this Agreement shall remain the exclusive property of that Party. Any new trademarks relating to existing products or technology shall be owned by the owner of the existing products or technology. Any new trademark relating to new products or new technology jointly developed under this Agreement shall be jointly owned by the Parties. Upon termination of this Agreement, BW will assign to RandH all rights, title and interests to any jointly owned trademark relating to an IX media, and RandH will assign to BW all rights, title and interests to any jointly owned trademark relating to systems or processes.

XII. REPRESENTATIONS AND WARRANTIES OF THE PARTIES

A.	Representations and Warranties of RandH

1.	RandH is a limited liability company duly organized and existing in good standing under the laws of the State of Delaware and has the power, authority and legal right to enter into and perform its obligations under this Agreement and each other agreement or instrument entered into or to be entered into by RandH pursuant to this Agreement.

2.	The execution, delivery and performance of this Agreement and each other agreement or instrument entered into or to be entered into by RandH pursuant to this Agreement (a) have the requisite approval of all governmental bodies, if any; (b) will not violate any judgment, order, law, regulation, or contract applicable to RandH or any provisions of RandH’s charter or bylaws and (c) do not conflict with, constitute a default under or except as specifically created hereby, result in the creation of any lien, charge, encumbrance or security interest upon any assets of RandH under any agreement or interest to which RandH is a party or by which RandH or its assets may be bound or affected.

3.	This Agreement and each other agreement or instrument entered into by RandH pursuant to this Agreement, when entered into, will have been duly authorized, executed and delivered by RandH; this Agreement and each other agreement or instrument entered into or to be entered into by RandH pursuant to this Agreement constitute legal, valid and binding obligations of RandH enforceable in accordance with their terms.

4.	There is no action or proceeding pending or, to the knowledge of RandH, threatened against or affecting RandH which challenges the validity of this Agreement or any other agreements contemplated hereby; seeks to enjoin the performance by RandH of its obligations hereunder or, which if determined adversely, would affect the financial condition of RandH, or the ability of RandH to perform its obligations under this Agreement.

A. Representations and Warranties of BW

1.	BW is a corporation duly organized and existing in good standing under the laws of the State of Delaware and has the power, authority and legal right to enter into and perform its obligations under this Agreement and each other agreement or instrument entered into or to be entered into by BW pursuant to this Agreement.

2.	The execution, delivery and performance of this Agreement and each other agreement or instrument entered into or to be entered into by BW pursuant to this Agreement (a) have the requisite approval of all governmental bodies, if any; (b) will not violate any judgment, order, law, regulation, or contract applicable to BW or any provisions of BW’s charter or bylaws and (c) do not conflict with, constitute a default under or except as specifically created hereby, result in the creation of any lien, charge, encumbrance or security interest upon any assets of BW under any agreement or interest to which BW is a party or by which BW or its assets may be bound or affected.

3.	This Agreement and each other agreement or instrument entered into by BW pursuant to this Agreement, when entered into, will have been duly authorized, executed and delivered by BW; this Agreement and each other agreement or instrument entered into or to be entered into by BW pursuant to this Agreement constitute legal, valid and binding obligations of BW enforceable in accordance with their terms.

4.	There is no action or proceeding pending or, to the knowledge of BW, threatened against or affecting BW which challenges the validity of this Agreement or any other agreements contemplated hereby; seeks to enjoin the performance by BW of its obligations hereunder or, which if determined adversely, would affect the financial condition of BW, or the ability of BW to perform its obligations under this Agreement.

XIII. DISPUTE RESOLUTION

A.	Appointment of Designated Negotiator

1.	The AEC will endeavor in good faith to reach agreement on all material matters relating to the Alliance. If, despite such efforts, the AEC cannot reach such agreement, either Party can invoke the dispute resolution procedures described in this Section XIII by delivering to the other Party a written notice to that effect.

2.	Within [***] after receipt of a notice from a Party invoking these procedures, an executive from each Party that is not a member of the AEC (the “Designated Negotiator”) will attend negotiations to resolve the matter in dispute (the “Disputed Matter”). The Designated Negotiators of each Party shall meet not later than the [***] following the delivery of the notice referred to in the preceding paragraph and shall negotiate in good faith to resolve the Disputed Matter.

B.	Referral to Non-Binding Mediation

1.	If the Disputed Matter has not been resolved within a period of [***] from the first meeting of the Designated Negotiators, then either Party may refer the Disputed Matter to non-binding mediation in accordance with the Center for Public Resources Mediation Procedure then currently in effect.

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2.	The expenses of any mediation shall be [***]. The Parties shall cooperate fully with the mediator’s attempt to achieve a negotiated resolution of the dispute; it being understood, however, that the mediator shall not have the power to impose any resolution on the Parties and the mediation shall be non-binding in nature.

3.	The mediator shall be required to so declare if, at any time, he feels the attempt to achieve a negotiated resolution of the dispute is at an impasse. Such declaration shall be delivered simultaneously to each Party.

C.	Litigation

1.	In any litigation arising in connection with this Agreement, to the extent permissible by law, the Parties agree to waive jury trial and to submit to the federal jurisdiction in the United States District Court for the District of Delaware.

D.	Additional Provisions

1.	The provisions of this Section XIII shall in no way limit the Parties’ ability to seek injunctive relief.

2.	The provisions of this Section XIII shall survive the termination of this Agreement.

XIV. AUDIT

As of the first anniversary of the Effective Date and each year during the Term thereafter, each Party shall have the right to have the other Party’s pertinent records relating to this Agreement examined by a third party including, but not limited to, an independent accountant chosen and paid for by the Party requesting the examination, for the purpose of determining compliance with the terms and conditions of this Agreement or the accuracy of books and records pertaining to the other Party’s activities pursuant to this Agreement. Such examination shall be conducted during normal business hours. To the extent reasonably possible, examinations shall be scheduled at a time most convenient to the Party being examined. Except as required by law, the third-parties employed by the Party seeking the examination shall not disclose to anyone except such Party the result of such examination, but shall not disclose to the Party seeking the examinations any Proprietary Information of the other Party except to the extent necessary for the verification required by this paragraph. The Parties will work in good faith to resolve any discrepancies identified by any such examination.

XV. MISCELLANEOUS PROVISIONS

A.	Force Majeure. If the performance of a Party hereunder, other than performance related to making payments when due, is delayed or prevented at any time because of circumstances beyond the reasonable control of the Party, including, without limitation, those resulting from, labor disputes, fire, floods, riots, civil disturbances, weather conditions, control exercised by a governmental entity, casualties or acts of God or a public enemy, the performance shall be excused until such condition no longer exists.

B.	Governing Law. This Agreement shall be governed by and construed under and pursuant to the laws of the State of Delaware exclusive of laws relating to conflicts of law.

C.	Integration. This Agreement and it exhibits and attachments constitute the entire agreement between the Parties with respect to the subject matter hereof and supersedes all previous proposals, both oral and written, negotiations, representations, commitments, writings, agreements, and all other communications between the parties. This Agreement may not be released, discharged, changed or modified other than in accordance with its terms except by an instrument in writing signed by a duly authorized representative of each of the Parties hereto.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

D.	Headings. The headings and captions used in this Agreement are intended and shall for all purpose be deemed to be for convenience only and shall have no force or effect whatsoever in the interpretation of this Agreement.

E.	Assignment. Subject to Section IX, neither Party may assign this Agreement without the prior written consent of the other Party, such consent not to be unreasonably withheld or declared.

F.	Counterparts. This Agreement may be executed in two or more counterparts all of which shall be deemed originals for all purposes.

G.	Severability. If any provision of this Agreement or the application of any such provision is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or invalidate or render unenforceable such provision in any other jurisdiction. In the event that any provision of this Agreement shall be finally determined by a court of competent jurisdiction to be unenforceable such court shall have jurisdiction to reform this Agreement so that it is enforceable to the maximum extent permitted by law and the Parties shall abide by such court’s determination. If such provision cannot be reformed, such provision shall be deemed to be severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

H.	Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be deemed to have been duly given and made if in writing and served either by personal delivery to the Party for whom it is intended or three days after being deposited postage prepaid, certified or registered mail, return receipt requested (or such form of mail as may be substituted therefor by postal authorities), in the United States mail, Federal Express or similar express courier service, bearing the address shown in this Agreement for, or such other address as may be designated in writing hereafter by such Party:

If to BW:	Basin Water Inc.
8731 Prestige Court
Rancho Cucamonga, CA 91730

Attention: President & COO Michael M. Stark
General Counsel Scott B. Hamilton

If to RandH:	Rohm and Haas Chemicals LLC
100 Independence Mall West
Philadelphia, PA 19003

Attention: Global General Manager
Ion Exchange Resin Business

I.	No Waiver. The failure of either Party to enforce at any time any of the provisions of this Agreement, or the failure to require at any time performance by the other Party of any of the provisions of this Agreement, shall in no way be construed to be a present or future waiver of such provisions, nor in any way affect the ability of either Party to enforce each and every such provision thereafter. The express waiver by either Party of any provision, condition or requirement of this Agreement shall not constitute a waiver of any future obligation to comply with such provision, condition or requirement.

J.	Relationship. In performing its duties and obligations hereunder, each Party shall at all times act in the capacity of an independent contractor, and shall not in any respect be deemed (or act as) an agent, partner or joint venturer of the other Party for any purpose or reason whatsoever.

Rohm and Haas Chemicals LLC	Basin Water Inc.

/s/ GUILLERMO NOVO	/s/ MICHAEL M. STARK
Guillermo Novo	Michael M. Stark
Vice President Process Chemicals and Biocides	President & COO

/s/ KIM ANN MINK
Kim Ann Mink Vice President Global General Manager Ion Exchange Resins

EXHIBIT A

MODEL JOINT DEVELOPMENT PROJECT AGREEMENT

Per the Alliance Agreement between Rohm and Haas Chemicals LLC (“RandH”) and Basin Water Inc. (“BW”) with an Effective Date of November 14, 2007 (the “Agreement”), this Exhibit specifies the terms and conditions of the Joint Development Project described below. This Exhibit is incorporated in and made a part of the Agreement.

A.	General Provisions

1.	Agreement Type:
2.	Territory:
3.	Term:
4.	Market:

B.	Specific Provisions

1.	Technology Development

2.	Commercial Terms:

AGREED:

Alliance Executive Committee Member	Alliance Executive Committee Member
Rohm and Haas Chemicals LLC	Basin Water Inc.